Exhibit 99.2
INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Overview
     On May 9, 2008, we completed our acquisition of Matria Healthcare, Inc. (“Matria”), for consideration per share of (i) $6.50 in cash and (ii) convertible preferred stock of Inverness having a stated value of $32.50 per share (convertible at $69.32, as calculated by dividing the $400 per share liquidation preference by the 5.7703 conversion rate) or, at the election of Inverness, $39.00 in cash. The convertible preferred stock was issued in a tax-deferred transaction and provides for a three percent dividend. The total transaction consideration was approximately $1.1 billion, consisting of approximately $834.6 million to acquire the Matria shares of common stock and options and assumption of approximately $279.2 million of Matria’s indebtedness outstanding. The transaction was an indirect acquisition through a merger of a newly formed, wholly-owned subsidiary of Inverness with and into Matria. Matria, headquartered in Marietta, Georgia, is a national provider of health enhancement, disease management and high-risk pregnancy management programs and services. Through its Health Enhancement and Women’s and Children’s Health divisions, Matria provides services to more than 1,000 employers and managed care organizations.
     The following unaudited pro forma condensed combined statement of operations (the “Pro Forma Statement of Operations”) reflects our acquisition of Matria as if the acquisition had occurred on January 1, 2008. The Pro Forma Statement of Operations is based on the respective historical consolidated financial statements and the notes thereto of Inverness and Matria. The acquisition is reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the Pro Forma Statement of Operations.
     For purposes of preparing the Pro Forma Statement of Operations, the historical financial information of Inverness and Matria is based on the year ended December 31, 2008.
     The historical Matria financial information included in the Pro Forma Statement of Operations includes Matria’s results of operations for the pre-acquisition period ended May 8, 2008, which represent the historical pre-acquisition results of Matria. The historical results of operations for Matria for the period from May 9, 2008 to December 31, 2008 are reflected in our historical results of operations for the year ended December 31, 2008.
     The Pro Forma Statement of Operations is presented for illustrative purposes only and does not purport to be indicative of the results of operations for future periods or the results that would have been realized had the acquisition of Matria been consummated as of January 1, 2008. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the Pro Forma Statement of Operations that management of Inverness believes are reasonable in the circumstances.
     The Pro Forma Statement of Operations and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of Inverness included in our annual report on Form 10-K for the year ended December 31, 2008, as amended, as well as the historical consolidated financial statements and notes thereto of Matria included in its annual report on Form 10-K for the year ended December 31, 2007, as amended, and its quarterly report on Form 10-Q for the three months ended March 31, 2008.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2008
(unaudited)
(in thousands, except for per share amounts)

		Matria	Matria			Pro Forma
		January 1, 2008	April 1, 2008			Combined
	Inverness	—March 31, 2008	—May 8, 2008	Adjustments		Company

Net product sales and services revenue	$1,645,600	$79,512	$32,901	$—		$1,758,013
License and royalty revenue	25,826	—	—	—		25,826

Net revenue	1,671,426	79,512	32,901	—		1,783,839
Cost of net revenue	810,867	25,593	11,815	3,536	G	851,811

Gross profit	860,559	53,919	21,086	(3,536)		932,028

Operating expenses:
Research and development	111,828	—	—	—		111,828
Sales and marketing	386,284	11,676	4,260	14,268	A	416,488
General and administrative	298,595	36,567	33,873	(19,740)	A, E, G	349,295

Total operating expenses	796,707	48,243	38,133	(5,472)		877,611

Operating income (loss)	63,852	5,676	(17,047)	1,936		54,417
Interest and other (expense) income, net	(102,306)	(5,290)	(15,482)	18,798	B, D, E	(104,280)

(Loss) income before (benefit) provision for income taxes	(38,454)	386	(32,529)	20,734		(49,863)
(Benefit) provision for income taxes	(16,686)	162	(10,195)	5,469	C	(21,250)

Net (loss) income	(21,768)	224	(22,334)	15,265		(28,613)
Preferred stock dividends	(13,989)	—	—	(7,503)	F	(21,492)

Net (loss) income available to common stockholders	$(35,757)	$224	$(22,334)	$7,762		$(50,105)

Net loss per common share—basic and diluted	$(0.46)					$(0.64)

Weighted average shares—basic and diluted	77,778					77,778

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

INVERNESS MEDICAL INNOVATIONS, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED STATEMENT OF OPERATIONS
NOTE 1 — BASIS OF PRESENTATION
     The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2008 includes the historical results of Inverness and Matria as if this transaction had occurred on January 1, 2008.
Acquisition of Matria
     On May 9, 2008, we acquired Matria, a national provider of health improvement, disease management and high-risk pregnancy management programs and services. The preliminary aggregate purchase price was $834.6 million, which consisted of $141.3 million in cash, Series B convertible preferred stock with a fair value of approximately $657.9 million, $17.3 million of fair value associated with Matria employee stock options exchanged as part of the transaction and $18.0 million for direct acquisition costs. In addition, we assumed and immediately repaid debt totaling approximately $279.2 million. The operating results of Matria are included in our health management reporting unit and business segment.
     A summary of the preliminary purchase price allocation for this acquisition is as follows (in thousands):

Current assets	$109,106
Property, plant and equipment	24,460
Goodwill	836,178
Intangible assets	325,385
Other non-current assets	27,184

Total assets acquired	1,322,313

Current liabilities	358,270
Non-current liabilities	129,486

Total liabilities assumed	487,756

Net assets acquired	834,557
Less:
Acquisition costs	17,961
Fair value of Series B convertible preferred stock issued (1,787,834 shares)	657,923
Fair value of stock options exchanged (1,490,655 options)	17,334

Cash consideration	$141,339

     We expect that none of the amount allocated to goodwill will be deductible for tax purposes.
     Customer relationships are amortized based on patterns in which the economic benefits of customer relationships are expected to be utilized. Other finite-lived identifiable assets are amortized on a straight-line basis. The following are the intangible assets acquired and their respective amortizable lives (dollars in thousands):

	Amount	Amortizable Life

Core technology	$31,000	3 years
Database	25,000	10 years
Trade names	1,185	5 months
Customer relationships	253,000	13 years
Non-compete agreements	15,200	0.75-3 years

Total intangible assets with finite lives	$325,385

NOTE 2 — PRO FORMA ADJUSTMENTS AND ASSUMPTIONS
     The following describes the pro forma adjustments made to the accompanying unaudited pro forma condensed combined statement of operations:
A.	Represents amortization expense of the estimated value assigned to customer relationships, core technology, non-compete agreements and trade names, as discussed in Note 1, acquired in connection with the acquisition of Matria. The preliminary fair values of acquired intangible assets in connection with the acquisition of Matria and their respective useful lives are as follows:

	Fair Value	Life
	(in thousands)
Goodwill	$836,178	Indefinite
Customer relationships	253,000	13 years
Core technology	31,000	3 years
Database	25,000	10 years
Trade names	1,185	5 months
Non-compete agreements	15,200	0.75-3 years

Total intangible assets	$1,161,563

B.	Reflects the reversal of interest expense incurred by Matria related to pre-acquisition debt which was repaid by Inverness in connection with the acquisition of Matria.

C.	Reflects the adjustment of the historical tax provisions of Matria as a result of pro forma pretax losses incurred.

D.	Represents interest expense incurred on additional borrowings of $142.0 million under the existing credit facility used to finance a portion of the Matria acquisition.

E.	Represents the reversal of expenses incurred as a result of the consummation of the Matria acquisition and non-recurring expenses.

F.	Represents 3% dividend on the Series B Convertible Preferred Stock issued in connection with the Matria acquisition.

G.	Reflects reclassification of expenses between operating expenses and cost of goods sold to create consistency in reporting with Inverness reported results.
NOTE 3 — PRO FORMA NET LOSS PER COMMON SHARE
     For the year ended December 31, 2008, the unaudited pro forma combined company basic and diluted net loss per common share amounts are calculated based on the weighted average number of Inverness common shares outstanding as of December 31, 2008. Common stock equivalents resulting from the assumed exercise of Inverness’ stock options and warrants and the conversion of convertible debt and preferred stock are not included in the pro forma combined company diluted net loss per common share calculation for the year ended December 31, 2008 because inclusion thereof would be antidilutive.

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